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                                                                    EXHIBIT 99.2
                                                                    ------------

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
            --------------------------------------------------------
                                DECEMBER 31, 2002
                                -----------------


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

     1. Statement of Cash Available for Distribution for the:

                                                                        Year Ended         Three Months Ended
                                                                     December 31, 2002     December 31, 2002
                                                                     -----------------     ------------------
Net income                                                           $         424,000     $           12,000
Add:    Proceeds from Local Limited Partnership property sale                  575,000                 25,000
        Proceeds from note receivable and accrued interest                     133,000                     --
        Equity in loss of Local Limited Partnership                            106,000                 44,000
        Cash from reserves                                                          --                324,000
Less:   Gain from Local Limited Partnership property sale                     (575,000)                    --
        Repayment of loan payable and accrued interest - affiliate            (405,000)              (405,000)
        Cash to reserves                                                      (258,000)                    --
                                                                     -----------------     ------------------
            Cash Available for Distribution                          $              --     $               --
                                                                     =================     ==================


     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2002:

         Entity                 Receiving Form of
      Compensation                Compensation                 Amount
      ------------                ------------                 ------

          None